Exhibit 99.1

Hercules Capital Provides Interim Portfolio

Update for Q3 2017

Year-to-Date Momentum Continues with New Originations and

Closed Commitments on Pace to Exceed 2016

•	Closed total new debt and equity commitments of ~$154.0 million to seven (7) companies including five (5) new and two (2) existing portfolio companies in Q3 2017

•	Closed total new debt and equity commitments of ~$552.0 million for the first nine months of 2017

•	“Early loan pay-offs,” or unscheduled principal repayments of ~$115.0 million, consisting of a large amount of older loans which typically have lower call premiums, for Q3 2017

•	Early loan pay-offs for the first nine months of 2017 of ~$382.0 million

•	Seven (7) Hercules portfolio companies currently in IPO Registration

•	Four (4) Hercules portfolio companies completed or announced M&A liquidity events during Q3 2017

PALO ALTO, Calif., October 3, 2017 – Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), the leading specialty finance company to innovative venture growth, pre-IPO and M&A stage companies backed by leading venture capital firms, today announced its interim portfolio update for the third quarter 2017.

“Our team’s strong origination activities, which resulted in approximately $154.0 million in new commitments, continues to show the strength of the Hercules Capital platform and helped offset higher than anticipated early loan repayments in what is also typically our slowest quarter seasonally,” stated Manuel A. Henriquez, founder, chairman and chief executive officer of Hercules. “Further, we remain steadfast in continuing our disciplined ‘slow and steady’ portfolio and earnings growth strategy. During the third quarter, we converted a healthy amount of our unfunded commitments, as a subset of our portfolio companies achieved important financial and operating milestones, into new loan growth and allowing us to modestly grow our debt investment portfolio. Unscheduled early loan repayments continue at elevated levels, driven by a combination of M&A activity, increased portfolio company milestone and development achievements, and an abundance of liquidity in the broader capital markets looking for assets and more attractive pricing.”

New Debt and Equity Commitments for Q3 2017:

In the three months ended September 30, 2017, Hercules has originated ~$154.0 million of new debt and equity commitments to seven (7) new and existing portfolio companies.

Five (5) new commitments to innovative venture growth stage companies

Technology Portfolio – $101.0 Million

•	$54.0 million to a developer of email marketing technologies that offers a software that enables organizations to create, send and track email marketing campaigns and online surveys

•	$30.0 million to a leading provider of affordable and interoperable healthcare information technology solutions and services

•	$10.0 million to a leading technology developer of a social analytics platform that global companies use to run brands, build businesses and connect with consumers

•	$7.0 million to a developer of the largest working capital marketplace in the world in which companies across the globe use the technology to improve their financial position

Life Sciences Portfolio – $30.0 Million

•	$30.0 million to a rapidly growing and innovative population health business operating primary care clinics focused on Medicare beneficiaries

Two (2) New Commitments to Existing Portfolio Companies – $23.0 Million

•	$15.0 million to a leading designer and installer of residential and commercial solar systems in Southern California

•	$8.0 million to a privately-held fabless semiconductor corporation developing high-performance field programmable gate arrays (FPGAs) and embedded FPGA IP solutions

Unscheduled Early Principal Repayments “Early Pay-Offs:”

For the three months ended September 30, 2017, Hercules received ~$115.0 million in unscheduled early principal repayments “early pay-offs.”

Portfolio Company IPO, M&A and Other Activity in Q3 2017:

IPO Activities

As of September 30, 2017, Hercules held warrant and equity positions in seven (7) portfolio companies that had filed Registration Statements confidentially under the JOBS Act in contemplation of a potential IPO.

There can be no assurances that companies that have yet to complete their IPOs will do so.

M&A Activities

1.	In August 2017, Hercules’ portfolio companies Cempra, Inc. (NASDAQ: CEMP), a clinical-stage pharmaceutical company focused on developing differentiated anti-infectives for acute care and community settings to meet critical medical needs in the treatment of infectious diseases, and Melinta Therapeutics, Inc., a privately held company focused on discovering, developing, and commercializing novel antibiotics to treat serious bacterial infections, announced that the companies had entered into a definitive agreement under which Melinta will merge with a subsidiary of Cempra. The merger is expected to create a NASDAQ-listed company committed to discovering, developing and commercializing important anti-infective therapies for patients and physicians in areas of significant unmet need. The merger is expected to close in the fourth quarter of 2017, subject to the approval of the stockholders of each company as well as other customary conditions. Hercules committed $40.0 million in venture debt financing to Cempra from 2011 to 2014. Hercules initially committed $30.0 million in venture debt financing to Melinta in December 2014 and currently holds 1,194,448 shares of Preferred Series 4 stock as of June 30, 2017.

2.	In August 2017, Hercules’ portfolio company CashStar, Inc., a leading provider of gift card commerce solutions at the forefront of mobile payments and digital gifting innovation, was acquired by Blackhawk Network, Inc., a global financial technology company and a leader in connecting brands and people through branded value solutions, for $175.0 million in cash. Hercules initially committed $8.0 million in venture debt financing in June 2013, and currently holds warrants for 727,272 shares of Preferred Series C-2 stock as of June 30, 2017.

3.	In September 2017, Hercules’ portfolio company Cloud Technology Partners, Inc., a born-in-the-cloud services company with strong enterprise experience, announced that Hewlett Packard Enterprise intends to acquire the company to accelerate IT services growth as they transition from a traditional hardware business to a hybrid IT strategy. Terms of the deal were not disclosed. Hercules initially committed $14.4 million in venture debt financing in December 2016, and currently holds warrants for 113,960 shares of Preferred Series C stock as of June 30, 2017.

Portfolio Company Activities

1.	In June 2017, Hercules’ portfolio company AVEO Oncology (NASDAQ: AVEO), a biopharmaceutical company dedicated to advancing a broad portfolio of targeted therapeutics for oncology and other areas of unmet need, announced that the company’s pivotal TIVO-3 trial has reached its enrollment target of 322 patients, more than two months ahead of the company’s initial guidance. Hercules currently holds 426,931 shares of common stock and warrants for 2,069,880 shares of common stock as of June 30, 2017.

2.	In September 2017, Hercules’ portfolio company Insmed Incorporated (NASDAQ: INSM), a global biopharmaceutical company focused on the unmet needs of patients with rare diseases, announced positive top-line results from Phase 3 CONVERT study of ALIS (Amikacin Liposome Inhalation Suspension) in adult patients with treatment-refractory Nontuberculous Mycobacterial (NTM) lung disease caused by Mycobacterium Avium Complex (AVM). Hercules currently holds 70,771 shares of common stock as of June 30, 2017.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) (“Hercules”) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $6.9 billion to over 380 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange under the ticker symbol “HTGC.”

In addition, Hercules has one outstanding bond issuance of 6.25% Unsecured Notes due July 2024 (NYSE: HTGX).

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act.

The information disclosed in this press release is made as of the date hereof and reflects Hercules most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

(650) 433-5578 HT-HN

mhara@htgc.com